Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-214711) of our report dated May 15, 2017 with respect to the audited financial statements of Strata Oil & Gas, Inc. for the years ended December 31, 2016 and 2015. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

May 15, 2017